UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 31, 2012

CHINA INFORMATION TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building
Zhuzilin, Futian District
Shenzhen, Guangdong, 518040
People’s Republic of China
(Address of principal executive offices)

(+86) 755 -8370-8333
(Registrant’s telephone number, including area code)

____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07                         Submission of Matters to a Vote of Security Holders.

China Information Technology, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on October 31, 2012. Proxies for the Annual Meeting were solicited pursuant to the Company’s proxy statement/prospectus filed on July 30, 2012 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”).

The Company’s stockholders considered four proposals, each of which is described in the Proxy Statement. A total of 15,391,840 shares were represented in person or by proxy, or 56.99% of the total shares outstanding. The final results of votes with respect to the proposals submitted for stockholder vote at the Annual Meeting are set forth below.

Proposal No. 1 — Election of Directors

The stockholders elected five persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office, as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jiang Huai Lin	15,290,754	91,348	9,738
Zhi Qiang Zhao	15,312,988	69,114	9,738
Qiang Lin	15,288,504	93,598	9,738
Yun Sen Huang	15,315,238	66,864	9,738
Remington C.H. Hu	15,288,104	93,998	9,738

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders voted to ratify the appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,317,794	59,573	14,473	0

Proposal No. 3 — Advisory (Non-Binding) Vote on Executive Compensation

The stockholders voted, on a non-binding basis, to approve the compensation awarded to the Company’s named executive officers as disclosed in the Proxy Statement, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,197,397	134,302	44,603	15,538

Proposal No. 4 — Adoption of the Agreement and Plan of Merger and Reorganization

The stockholders voted to adopt the agreement and plan of merger and reorganization by and among the Company, China Information Technology, Inc., a newly formed company incorporated under the laws of the British Virgin Islands that is currently a wholly owned subsidiary of the Company (“CNIT BVI”), and China Information Mergerco Inc., a newly formed Nevada corporation that is currently a wholly owned subsidiary of CNIT BVI (“Merger Sub”), pursuant to which Merger Sub would merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of CNIT BVI, and whereby each issued and outstanding share of the common stock of the Company would be converted into the right to receive one ordinary share of CNIT BVI, which shares would be issued by CNIT BVI as part of the merger, as set forth below:

1

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,239,082	124,790	7,279	20,689

The Company’s press release announcing the results of the Annual Meeting is attached hereto as Exhibit 99.1.

Item 8.01                          Other Events.

On October 31, 2012, the Company completed the reorganization of the Company as a British Virgin Islands company. The shares of CNIT BVI will be listed on the NASDAQ Stock Market under the trading symbol “CNIT,” the same symbol under which the shares of common stock of the Company were listed.

On October 31, 2012, the Company issued a press release announcing the completion of the merger. The press release is attached hereto as Exhibit 99.2.

Item 9.01                          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release entitled China Information Technology, Inc. Announces Results of Its 2012 Annual Meeting of Stockholders and Approval of Reorganization Merger, dated October 31, 2012
99.2	Press Release entitled China Information Technology, Inc. Completes Reorganization Merger, dated October 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2012	CHINA INFORMATION TECHNOLOGY, INC.

	By:	/s/ Jiang Huai Lin
Jiang Huai Lin
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release entitled China Information Technology, Inc. Announces Results of Its 2012 Annual Meeting of Stockholders and Approval of Reorganization Merger, dated October 31, 2012
99.2	Press Release entitled China Information Technology, Inc. Completes Reorganization Merger, dated October 31, 2012